UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2022

InspireMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35731	26-2123838
(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of Principal Executive Offices)	(Zip Code)

(888) 776-6804

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 31, 2022, InspireMD, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). As of July 5, 2022, the record date for the Annual Meeting, there were 8,323,000 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 3,813,692, or 46%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of the Company common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal No. 1 — Election of Director.

The stockholders re-elected Michael Berman to serve on the Board of Directors, as a Class 2 director, for a term of three years or until his successor is elected and qualified. The votes were as follows:

For	Withheld	Broker Non-Votes
1,346,759	207,718	2,259,215

Proposal No. 2 — Ratification of Auditors.

The stockholders ratified the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the 2022 fiscal year. The votes were as follows:

For	Against	Abstain
3,721,700	80,015	11,977

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: September 1, 2022	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer